POWER OF ATTORNEY



     The undersigned hereby constitute and appoint Margaret W. Chambers, Marie E. Connolly, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli, Stephanie Pierce and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus LifeTime Portfolios, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/Lucy Wilson Benson                                  June 15, 1998
Lucy Wilson Benson

/s/David W. Burke                                      June 15, 1998
David W. Burke

/s/Joseph S. DiMartino                                 June 15, 1998
Joseph S. DiMartino

/s/Martin D. Fife                                      June 15, 1998
Martin D. Fife

/s/Robert R. Glauber                                   June 15, 1998
Robert R. Glauber

/s/Whitney I. Gerard                                   June 15, 1998
Whitney I. Gerard

/s/Arthur A. Hartman                                   June 15, 1998
Arthur A. Hartman

/s/George L. Perry                                     June 15, 1998
George L. Perry

/s/ Paul D. Wolfowitz                                  June 15, 1998
Paul D. Wolfowitz